Exhibit A-31

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF THE STATE OF THE DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MACDADE BOULEVARD STUART, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1999, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FOURTH DAY OF JUNE, A.D. 1999, AT 12 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “GLENOLDEN STUART, INC.” TO “MACDADE BOULEVARD STUART, LLC”, FILED THE TWENTY-NINTH DAY OF JULY, A.D. 2005, AT 9:41 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF JULY, A.D. 2005, AT 9:41 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF SEPTEMBER, A.D. 2008, AT 10:56 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “MACDADE BOULEVARD STUART, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2942856 8100H	AUTHENTICATION:	8418734
101175339	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

GLENOLDEN STUART, INC.

Under Section 102 of the

General Corporation Law

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the “GCL”), does hereby certify as follows:

FIRST: The name of the Corporation is GLENOLDEN STUART, INC. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Services Company.

THIRD:

A.	Purpose

Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

1.	To acquire that certain parcel of real property, together with all improvements located thereon, in the City of Glenolden, State of Pennsylvania, commonly known as 140 North MacDade Boulevard (the “Property”).

2.	To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3.	To exercise all powers enumerated in the General Corporation Law of the State of Delaware necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B.	Certain Prohibited Activities

Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not incur, assume, or guaranty any other indebtedness except the Corporation may guarantee the indebtedness of Pathmark Stores, Inc. and its subsidiaries under that certain Credit Agreement dated as of June 30, 1997 among Pathmark Stores, Inc., the lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, and CIBC Inc. and Corestates Bank, N.A., as Co-Agents, as in effect on the date hereof, and as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time and any agreement or successive agreements incurred to refund, refinance or replace such credit agreement (the “Credit Agreement”). The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article Third and in Article Fourth, and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Corporation and be continuing. For so long as a mortgage lien exists on the Property, the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy code or any similar federal or state statue without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, no material amendment to this Certificate of Incorporation or to the corporation’s By-Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the property.

FOURTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1.	It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2.	It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3.	Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities.

4.	It shall not commingle assets with those of its parent and any affiliate.

5.	It shall conduct its own business in its own name.

6.	It shall maintain financial statements separate from its parent and any affiliate.

7.	It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8.	It shall maintain an arm’s length relationship with its parent and any affiliate.

9.	It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others, except as set forth above.

10.	It shall use stationary, invoices and checks separate from its parent and any affiliate.

11.	It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate, except as required by the Credit Agreement.

12.	It shall hold itself out as an entity separate from its parent and any affiliate.

For purpose of this Article Fourth, the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this Corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means any individual, corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

FIFTH: The total number of shares of stock which the Corporation is authorized to issue is 100 shares of Common Stock, par value $0.01 per share.

SIXTH: The name and mailing address of the incorporator is as follows:

Name	Address

John A. Calvo	100 Overlook Center Princeton, NJ 08540

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: The original By-Laws of the Corporation shall be adopted by the initial incorporator named herein. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, in addition to the stockholders, to make, alter, or repeal the By-Laws of the Corporation.

NINTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this Certificate of Incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by Title 8 of the Delaware Code. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that for so long as any mortgage lien exists on the Property, any such amendment shall be made in compliance with the provisions of Article Third.

I, THE UNDERSIGNED, being the incorporator as named above, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 8th day of September 1998.

/s/ John A. Calvo
John A. Calvo
Incorporator

CERTIFICATE OF MERGER

The undersigned limited liability company organized and existing under and by virtue of Chapter 18 of Title 6 of the Delaware Code,

DOES HEREBY CERTIFY:

FIRST: The name and state of formation of the constituent limited liability company to this merger is Glenolden Stuart, LLC, a Delaware limited liability company. The name and state of incorporation of the constituent corporation to this merger is Glenolden Stuart, Inc., a Delaware corporation.

SECOND: An agreement of merger (the “Plan of Merger”) has been approved and executed by each of the constituent business entities to be merged hereby.

THIRD: The surviving entity to this merger is Glenolden Stuart, LLC, a Delaware limited liability company.

FOURTH: The executed Plan of Merger is on file at the principal place of business of Glenolden Stuart, LLC, the surviving entity to this merger, at 200 Milik Street, Carteret, NJ 07008.

FIFTH: A copy of the Plan of Merger will be furnished by Glenolden Stuart, LLC, the surviving entity to this merger, on request and without cost to any member of the constituent limited liability company to this merger and to any shareholder of the constituent corporation to this merger.

IN WITNESS WHEREOF, Glenolden Stuart, LLC, the surviving entity to this merger, has caused this Certificate of Merger to be executed by its duly authorized signatory this 17th day of February, 1999.

Glenolden Stuart, LLC

by:	Glenolden Stuart, Inc.
Sole Member

by:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

CERTIFICATE OF CORRECTION

REGARDING

CERTIFICATE OF MERGER FILED ON FEBRUARY 22, 1999

The undersigned, a corporation and a limited liability company each incorporated or organized under and by virtue of the Delaware Code,

EACH DO HEREBY CERTIFY:

FIRST: Glenolden Stuart, LLC, a Delaware limited liability company, filed with the Secretary of State of the State of Delaware on February 22, 1999 a Certificate of Merger providing for the merger of Glenolden Stuart, Inc., a Delaware corporation, with and into Glenolden Stuart, LLC, with Glenolden Stuart, LLC the surviving entity of such merger.

SECOND: The aforesaid Certificate of Merger was filed in error, and the merger between Glenolden Stuart, Inc. and Glenolden Stuart, LLC is null and void ab initio and of no effect.

THIRD: The continued, uninterrupted and separate existence of Glenolden Stuart, Inc. and Glenolden Stuart, LLC is confirmed.

IN WITNESS WHEREOF, Glenolden Stuart, Inc. and Glenolden Stuart, LLC have caused this Certificate of Correction to be executed by their respective duly authorized signatories this 28th day of May 1999.

Glenolden Stuart, LLC		Glenolden Stuart, Inc.

by:	Glenolden Stuart, Inc.	by:	/s/ Marc A. Strassler
	Sole Member		Marc A. Strassler
Senior Vice President

by:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

CERTIFICATE OF CONVERSION

CONVERTING GLENOLDEN STUART, INC.

(A Delaware Corporation)

TO

MACDADE BOULEVARD STUART, LLC

(A Delaware Limited Liability Company)

PURSUANT TO SECTION 266

OF THE DELAWARE GENERAL CORPORATION LAW

1)	The name of the corporation immediately prior to filing this Certificate is Glenolden Stuart, Inc.

2)	The date the Certificate of Incorporation was filed on is September 9, 1998.

3)	The original name of the corporation as set forth in the Certificate of Incorporation is Glenolden Stuart, Inc.

4)	The name of the limited liability company as set forth in the Certificate of Formation is MacDade Boulevard Stuart, LLC.

5)	The conversion has been approved in accordance with the provisions of Section 266.

GLENOLDEN STUART, INC.

By:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

#31827-1

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

MACDADE BOULEVARD STUART, LLC

FIRST:	The name of the limited liability company is MacDade Boulevard Stuart, LLC (the “Company”).

SECOND:	The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

THIRD:	Notwithstanding any provision hereof, or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Company is to engage solely in the following activities:

	1.	To acquire that certain parcel of real property, together with all improvements located thereon, in the City of Glenolden, State of Pennsylvania, commonly known as 140 North MacDade Boulevard’ (the “Property”).

	2.	To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

	3.	To exercise all powers enumerated in the Delaware Limited Liability Company Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation this 29th day of July, 2005.

/s/ Marc Strassler
Marc Strassler
Authorized Person

#31830-1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: MACDADE BOULEVARD STUART, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

To change the registered agent as follows: Its registered office in the State of Delaware is to be located at: 1220 N. Market St., Suite 806, Wilmington, DE 19801, County of NEW CASTLE and its registered agent at such address is: BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 9TH day of SEPTEMBER, A.D. 2008.

By:	/s/ Jose Mojica

Authorized Person(s)

Name:	JOSE MOJICA
Print or Type